Exhibit 4.1

[Legend for Initial Units only] THE SECURITIES REPRESENTED HEREBY (INCLUDING THE UNDERLYING COMMON STOCK AND WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANTS) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND, IF, APPLICABLE, THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

[Legend for Initial Units only] THE SECURITIES REPRESENTED HEREBY (INCLUDING THE UNDERLYING COMMON STOCK AND WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANTS) ARE SUBJECT TO RESTRICTIONS ON TRANSFER, SALE, PLEDGE, AND OTHER DISPOSITION AND OTHER AGREEMENTS SET FORTH IN (I) THE WARRANT AGREEMENT REFERRED TO BELOW BETWEEN THE CORPORATION (AS DEFINED BELOW) AND THE WARRANT AGENT REFERRED TO BELOW, (II) A LETTER AGREEMENT DATED AS OF             , 2008 BETWEEN THE HOLDER OF THIS CERTIFICATE AND THE CORPORATION, AND (III) THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, COPIES OF WHICH CAN BE OBTAINED, WITHOUT CHARGE, BY THE HOLDER HEREOF UPON REQUEST TO THE CORPORATION’S SECRETARY AT THE PRINCIPAL OFFICE OF THE CORPORATION.

SPECIMEN UNIT CERTIFICATE

OPPORTUNITY ACQUISITION CORP.
No.	Incorporated under the Laws of the State of Delaware	_______ UNIT(S)

UNIT(S) EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO

PURCHASE ONE SHARE (SUBJECT TO ADJUSTMENT) OF COMMON STOCK

CUSIP

SEE REVERSE FOR

CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                                                                             IS THE OWNER OF                                                                                                                                             UNIT(S). Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (“Common Stock”), of Opportunity Acquisition Corp., a Delaware corporation (the “Corporation”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one (1) share (subject to adjustment pursuant to the Warrant Agreement referred to below) of Common Stock for $7.50 per share (subject to adjustment pursuant to the Warrant Agreement referred to below), all on terms and subject to the conditions set forth in the Warrant Agreement. The Warrants included in the Units represented by this certificate will become exercisable on the date specified in the Warrant Agreement and will expire at 5:00 p.m., New York time, on             , 2013 or earlier upon redemption by the Corporation. Except in the case of Founder’s Units (as defined in the Warrant Agreement), the Common Stock and Warrant comprising each Unit represented by this certificate are not transferable separately prior to five Business Days (as defined in the Warrant Agreement) (or as soon as practicable thereafter) following the earlier to occur of the expiration of the option granted to the underwriters in connection with the Corporation’s initial public offering (the “IPO”) to purchase additional Units to cover over-allotments or the exercise of such option in full, subject to the (i) Corporation’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Corporation’s receipt of the net proceeds of the IPO, and (ii) issuance of a press release announcing when separate trading will begin. The terms of the Warrants are governed by a warrant agreement, dated as of             , 2008, by and between the Corporation and American Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), (which term includes any successor in such capacity), as the same may be amended, restated, or supplemented from time to time (the “Warrant Agreement”), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Corporation, and are available to any Warrant holder or Unit holder on written request and without cost.

This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

WITNESS the signatures or facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

Countersigned by

American Stock Transfer & Trust Company,

as Transfer Agent and Registrar

By:
Authorized Signatory

OPPORTUNITY ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder or holder of Units who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -______Custodian _______

TEN ENT	tenants by the entireties	(Cust) (Minor)

JT TEN	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act: ____________________
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                              hereby sell(s), assign(s), and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

    IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

             Unit(s) represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint                      Attorney, to transfer the said Unit(s) on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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